Exhibit 1.01

Allient Inc.

Conflict Minerals Report

for the Year Ended December 31, 2024

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Securities and Exchange Commission (“SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”).

1.Introduction

1.1Company and Product Overview

This report has been prepared by management of Allient Inc. (herein referred to as “Allient”, the “Company,” “we,” “us,” or “our”). The information in this report covers the activities of Allient and all of its consolidated subsidiaries.

Allient is a global company that is engaged in the business of designing, manufacturing, and selling precision motion, control, power and structural composites to provide integrated system solutions as well as individual products, to a broad spectrum of customers throughout the world primarily for the industrial, vehicle, medical, and aerospace and defense markets. We are headquartered in Amherst, NY, and have operations in the United States, Canada, Mexico, Europe, and Asia-Pacific.

The Company sells its products into a subset of the following broad markets:

Industrial: products and solutions are used in factory automation, specialty equipment, material handling equipment, commercial grade floor polishers and cleaners, commercial building equipment such as welders, cable pullers and assembly tools, the handling, inspection, and testing of components and final products such as PCs, high definition printers, tunable lasers and spectrum analyzers for the fiber optic industry, test and processing equipment for the semiconductor manufacturing industry, power quality products to filter distortion caused by variable frequency drives and other power electronic equipment, nano technology motion systems in silicon photonics, micro assembly, digital pathology, genome sequencing, laser processing and microelectronics, PLC manufacturers and distributors.

Vehicle: electronic power steering and drive-by-wire applications to electrically replace, or provide power-assist to, a variety of mechanical linkages, traction / drive systems and pumps, automated and remotely guided power steering systems, various high performance vehicle applications, actuation systems (e.g., lifts, slide-outs, covers, etc.), HVAC systems, solutions to improve energy efficiency of vehicles while idling and alternative fuel systems such as liquified petroleum gas (“LPG”), fuel cell and hybrid vehicles. Vehicle types include off- and on-road construction and agricultural equipment; trucks, buses, boats, utility, recreational (e.g., RVs, ATVs (all-terrain vehicles), specialty automotive, automated and remotely guided vehicles).

Medical: surgical robots, prosthetics, electric powered surgical hand pieces, programmable pumps to meter and administer infusions associated with chemotherapy, pain control and antibiotics, nuclear imaging systems, radiology equipment, automated pharmacy dispensing equipment, kidney dialysis equipment, respiratory ventilators, heart pumps, and patient handling equipment (e.g., wheelchairs, scooters, stair lifts, patient lifts, transport tables and hospital beds).

Aerospace & Defense: inertial guided missiles, mid-range smart munitions systems, weapons systems on armed personnel carriers, unmanned vehicles, security and access control, camera systems, door access control, airport screening scanning devices, and light-weighting vehicle technologies.

1.2Covered Products

We conducted an analysis of the products that we manufacture, or contract to be manufactured, and found that 3TG are in a large majority of our products (and generally are required for their functionality or production as specified under the Rule) included in the Company and Product Overview. These products are collectively referred to in this Report as the “Covered Products.”

1.3Supply Chain

Our supply chain includes over 3,000 different suppliers. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. There are many tiers of suppliers and sub-suppliers between the Company and a smelter that processes 3TG that is contained in a particular product. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG in the products we manufacture.

As a result, we are relying on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us — including sources of 3TG that are supplied to them from lower tier suppliers.  Our primary means of determining country of origin of necessary 3TG was by conducting a supply chain survey with direct suppliers using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), version 6.5 or higher. All of our direct suppliers were surveyed as we could not definitively determine which supplier sourced material contained 3TG that were necessary to the functionality or production of our products.

1.4Conflict Minerals Policy

Allient has adopted a policy statement supporting the aims and objectives of the U.S. legislation on the supply of conflict minerals and committing to not knowingly procure conflict minerals that originate from facilities in the “Conflict Region” that are not certified as “conflict free.” Allient’s suppliers are asked to undertake reasonable due diligence with their supply chains to assure that specified metals are being sourced only from:

●	Mines and smelters outside the “Conflict Region,” or
●	Mines and smelters that have been certified by an independent third party as “conflict free” if sourced from within the “Conflict Region.” with respect to conflict minerals.

Our policy is publicly available on our website at https://www.allient.com/conflict-minerals/.

2.Conflict of Minerals Compliance Process

2.1Reasonable Country of Origin Inquiry (“RCOI”)

Our RCOI was designed to provide a reasonable basis for us to determine whether we source 3TG from the Covered Countries.

Our primary means of determining country of origin of necessary 3TG was by conducting a supply chain survey with direct suppliers using the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, and a listing of the smelters the direct supplier and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in the direct supplier’s products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on the RMI website of the Responsible Business Alliance. Many companies are using the CMRT in their compliance processes related to conflict minerals. All of our direct suppliers were surveyed as we could not definitively determine which products contained 3TG that were necessary to the functionality or production of our products.

We began our supplier scoping process by filtering our vendor list to remove:

●	Service providers/suppliers
●	Indirect materials suppliers
●	Inactive suppliers (minimum 5 years since last purchase)

This was done to ensure that all suppliers surveyed provided items to Allient that were used in final products in the year 2024. Once the filtering was completed, we populated the list, composed of 466 suppliers, with contact information and then conducted the supplier survey portion of the RCOI.

During the supplier survey, suppliers were contacted directly by our internal Purchasing Analyst.  Non-responsive suppliers were contacted a minimum of three times by the Purchasing Analyst. For the 2024 reporting period, Allient received responses from 341, or 73% of its suppliers, which represented 96% of the annual spend with all contacted suppliers.

This year’s program includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.  All submitted forms are accepted and classified as valid or invalid so that data is still retained.  Suppliers were contacted in regard to invalid forms and were encouraged to resubmit a valid form. As of May 30, 2025, we still had 125 invalid supplier submissions, representing 4% of the annual spend with all contacted suppliers, that were not yet corrected.

On the basis of the responses to our RCOI, Allient is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in any of the Covered Countries. Therefore, in accordance with Rule 13p-1, Allient engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

2.2Management Systems

2.2.1Conflict Minerals Policy

As described above, we have adopted a conflict minerals policy, which is posted on our website at https://www.allient.com/conflict-minerals/.

2.2.2Internal Team and Training

The Company has established a management team relating to conflict minerals. Our management team is overseen by the Chief Financial Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance and legal. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by the Corporate Quality Director, who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We have developed internal training programs to educate those employees within the Company who are a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

2.2.3Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Code of Business Conduct and Ethics, which outlines expected behaviors for all our employees.

2.2.4Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us — including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the Organization for Economic Co-operation and Development (“OECD”) requirement to strengthen engagement with suppliers, we have provided education to suppliers on the Conflict Minerals regulations as well as the expectations of the law (see Section 2.4, below). In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage suppliers to understand the need for completion of the surveys. Feedback from this process has allowed us to enhance the training, focus it and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and ensure expectations are clear.

This year we placed strong emphasis on supplier education, training, and outreach, ensuring that our suppliers were able to timely deliver responses.

2.2.5Grievance Mechanism

We have longstanding grievance mechanisms whereby employees can report violations of the Company’s policies, including our conflict minerals policy.

2.2.6Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

2.3Identify and Assess Risk in Our Supply Chain

Due to our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified by members of our Conflict Minerals team internally who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

One risk we identified with respect to the reporting period ended December 31, 2024, related to the nature of the responses received. A large number of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TGs in the components supplied to the Company. Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

In accordance with OECD Guidelines, it is important to identify and assess risks associated with conflict minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. We compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TGs processing facility that was operational during the 2024 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, we determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. We do not typically have a direct relationship with 3TGs smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of May 30, 2025, we have validated 638 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily supplier-level CMRTs, we cannot definitely determine their connection to the Covered Products

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. We use numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to the DRC and covered countries;
●	Known mineral source country of origin;
●	Responsible Minerals Assurance Process (RMAP) audit status;
●	Credible evidence of unethical or conflict sourcing;
●	Peer Assessments conducted by credible third-party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Submissions that include any red flag facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to the Company, and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain).

Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time, 68 of our responsive suppliers have been identified as having a weak program.

2.4Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management.

We provided each supplier a copy of the CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with specific suppliers where we needed clarification. As described in our conflict minerals policy, we intend to engage any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in a Covered Country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

2.5Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Allient does not have a direct relationship with conflict minerals smelters or refiners and as a result, Allient does not perform direct audits of these entities in its supply chain. Allient relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

2.6Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at www.allient.com under “Investor Relations” after such filing is made.

3.Due Diligence

3.1Design of Due Diligence

Allient designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). Allient’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

3.2Due Diligence Results

During our due diligence efforts, members of the Allient supply chain team made at least three follow-up inquiries, via email or phone, to each supplier who did not respond to our initial survey. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. We worked directly with those suppliers to provide more detailed and/or corrected responses.

The information that we received from a majority of our suppliers was at their company-wide level. Thus, the smelters or refiners identified by our suppliers contained in the tables below may contain smelters or refiners that processed conflict minerals that our suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in Appendix A were used to process the conflict minerals necessary to the functionality or production of our products during 2024. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed were the country of origin of conflict minerals in our products during 2024, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the third-party audits conducted by the RMI and information that we receive from our suppliers may yield inaccurate or incomplete information. For example, the information received from our suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI Responsible Minerals Assurance Process and, as a result, are not responsible for the quality of these audits or the audit findings.

Appendix A includes, as of May 30, 2025, the smelters or refiners identified by our suppliers that may have been used to process conflict minerals necessary to the functionality or production of our products during 2024. For all responses that indicated a smelter, our third party consultant compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“RMI”). If a supplier indicated that the facility was identified as “Conflict-Free”, we confirmed that the name was listed by RMI as a Conflict-Free smelter. No violations were identified. As of May 30, 2025, we have validated 638 legitimate smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix A also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, we have identified 598 Conflict-Free smelters.

3.3Efforts to Determine Mine or Location of Origin

By requesting our suppliers to complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of the 3TGs to their location of origin. we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

4.Planned Process Improvements

We have taken or intend to take the following steps to improve our conflict minerals program:

a.	Track and add new suppliers to the Company’s Conflict Minerals program as they enter Allient’s supply chain.
b.	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.
c.	Work with those of our suppliers, if any, who are found to be supplying the Company with 3TG from sources in a Covered Country where the supplier is unable to demonstrate are “DRC conflict free” to establish an alternative source of 3TG that will enable them to demonstrate are “DRC conflict free”.

Appendix A

Metal	Smelter Name	Smelter Country	Comments
Gold	8853 S.p.A.	ITALY	Conformant
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA	Non Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Non Conformant
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES	Conformant
Gold	Albino Mountinho Lda.	PORTUGAL	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES	Conformant
Gold	ARY Aurum Plus	COLOMBIA	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Conformant
Gold	Attero Recycling Pvt Ltd	India	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Non Conformant
Gold	Augmont Enterprises Private Limited	INDIA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Bauer Walser AG	GERMANY	Conformant
Gold	Boliden AB	SWEDEN	Conformant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Conformant
Gold	Changzhou Chemical Research Institute Co. Ltd.	CHINA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	China GoldDeal Investment Co., Ltd.	CHINA	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Coimpa Industrial LTDA	BRAZIL	Conformant
Gold	Colt Refining	UNITED STATES OF AMERICA	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DaeryongENC	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Non Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Conformant
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Conformant
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dongwu Gold Group	CHINA	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Elite Industech Co., Ltd.	TAIWAN	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Conformant

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Non Conformant
Gold	Faggi Enrico S.p.A.	ITALY	Conformant
Gold	Feinhutte Halsbrucke GmbH	GERMANY	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Non Conformant
Gold	Freeport Cobalt Oy	FINLAND	Conformant
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	Conformant
Gold	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Gold Coast Refinery	GHANA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Non Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Conformant
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA	Conformant
Gold	Guangdong Jinding Gold Limited	CHINA	Conformant
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Conformant
Gold	Hang Seng Technology	CHINA	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	Conformant
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	CHINA	Conformant
Gold	Hop Hing electroplating factory Zhejiang	CHINA	Conformant
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Conformant
Gold	Hung Cheong Metal Manufacturing Limited	CHINA	Conformant
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Conformant
Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA	Conformant
Gold	Impala Rustenburg	SOUTH AFRICA	Conformant
Gold	Inca One (Chala One Plant)	Peru	Conformant
Gold	Inca One (Koricancha Plant)	Peru	Conformant
Gold	Industrial Refining Company	BELGIUM	Non Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Conformant
Gold	I-PEX golden finger	JAPAN	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	JALAN & Company	INDIA	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	Jin Jinyin Refining Co., Ltd.	CHINA	Conformant
Gold	Jinlong Copper Co.,Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Non Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Non Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Non Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	K.A. Rasmussen	NORWAY	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Non Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kundan Care Products Ltd.	INDIA	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Non Conformant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Conformant
Gold	Lingbao Gold Co., Ltd.	CHINA	Non Conformant
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	MD Overseas	INDIA	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MK Electron	KOREA, REPUBLIC OF	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Conformant
Gold	Morris and Watson	NEW ZEALAND	Conformant
Gold	Morris and Watson Gold Coast	AUSTRALIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Non Conformant
Gold	N.E. Chemcat	JAPAN	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Nihon Superior Co., Ltd.	JAPAN	Conformant
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	Conformant
Gold	Nyrstar	UNITED STATES OF AMERICA	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Non Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Precious Metals Sales Corp.	UNITED STATES OF AMERICA	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Non Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Realized the Enterprise Co., Ltd.	CHINA	Conformant
Gold	Realized the Enterprise Co., Ltd.	COLOMBIA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Conformant
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Conformant
Gold	Safimet S.p.A	ITALY	Conformant

Gold	SAFINA A.S.	CZECH REPUBLIC	Conformant
Gold	Sai Refinery	INDIA	Conformant
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	GERMANY	Conformant
Gold	Sanmenxia Hengsheng science and technology, research and development Co., LTD	CHINA	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conformant
Gold	Sellem Industries Ltd.	MAURITANIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shan Dong Huangjin	CHINA	Conformant
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Conformant
Gold	Shandon Jin Jinyin Refining Limited	CHINA	Conformant
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.	CHINA	Non Conformant
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Conformant
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Conformant
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA	Conformant
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Conformant
Gold	Shirpur Gold Refinery Ltd.	INDIA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Non Conformant

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Non Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	Sovereign Metals	INDIA	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Conformant
Gold	Sudan Gold Refinery	SUDAN	Non Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Suntain Co., Ltd.	TAIWAN	Conformant
Gold	Super Dragon Technology Co., Ltd.	TAIWAN	Conformant
Gold	SuZhou ShenChuang recycling Ltd.	CHINA	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tai Perng	TAIWAN	Conformant
Gold	Tai zhou chang san Jiao electron Co.,Ltd	CHINA	Conformant
Gold	TAIWAN TOTAI CO., LTD.	TAIWAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Tsai Brother industries	TAIWAN	Conformant
Gold	Tsai Brother industries	BELGIUM	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Non Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Value Trading	BELGIUM	Conformant
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	Conformant
Gold	WEEEREFINING	FRANCE	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

Gold	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Wuzhong Group	CHINA	Conformant
Gold	Xiamen JInbo Metal Co., Ltd.	CHINA	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yamato Denki Ind. Co., Ltd.	JAPAN	Conformant
Gold	YangTai Zhaojin Kanfort Precious Metals Co., Ltd	CHINA	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Non Conformant
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA	Conformant
Gold	Zhaojin Mining Industry Co. Ltd	CHINA	Conformant
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	Conformant
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	Conformant
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	Conformant
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA	Conformant
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	Conformant
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	Conformant

Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Duoluoshan	CHINA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Gannon & Scott	UNITED STATES OF AMERICA	Conformant
Tantalum	Global Advanced Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conformant
Tantalum	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tantalum	Materion	UNITED STATES OF AMERICA	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Plansee SE Reutte	AUSTRIA	Conformant
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, FKA YUGOSLAV REPUBLIC OF	Conformant
Tantalum	PowerX Ltd.	RWANDA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Metals & Chemicals Co., Ltd.	CHINA	Conformant

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Rui Da Hung	TAIWAN	Conformant
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Non Conformant
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CHINA	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	ULVAC Inc.	JAPAN	Conformant
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conformant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Conformant
Tin	5N Plus	UNITED KINGDOM	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Conformant
Tin	Arco Alloys	UNITED STATES OF AMERICA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant

Tin	Brinkmann Chemie AG	GERMANY	Conformant
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin (Hechi)	CHINA	Conformant
Tin	Chofu Works	JAPAN	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Conformant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Duta Putra Bangka	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	DingNan JiaWang HuanBao Co. LTD	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Conformant
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Dragon Silver Holdings Limited	CHINA	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Conformant
Tin	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Eximetal S.A.	ARGENTINA	Conformant
Tin	Fabrica Auricchio	BRAZIL	Conformant
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Jin Ye Mineral co., Ltd	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxi Group Corp.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Non Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	CHINA	Conformant
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA	Conformant
Tin	Guangxi Nonferrous Metals Group	CHINA	Conformant
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	Hayes Metals Pty Ltd	NEW ZEALAND	Conformant
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA	Conformant
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	IMPAG AG	SWITZERLAND	Conformant
Tin	Ind, Brasiliera de Ferroligas Ltda	BRAZIL	Conformant
Tin	Jau Janq Enterprise Co., Ltd.	TAIWAN	Conformant
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM	Conformant
Tin	Jiang Jia Wang Technology Co.	CHINA	Conformant
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant

Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tin	Ju Tai Industrial Co., Ltd.	CHINA	Conformant
Tin	KARAS PLATING LTD	UNITED KINGDOM	Conformant
Tin	Kobe Steel, Ltd.	JAPAN	Conformant
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	CZECH REPUBLIC	Conformant
Tin	LIAN JING	CHINA	Conformant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Conformant
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	M/s ECO Tropical Resources	SINGAPORE	Conformant
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Conformant
Tin	Materials Eco-Refining Co., Ltd.	JAPAN	Conformant
Tin	Medeko Cast S.R.O.	SLOVAKIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallum Group Holding NV	BELGIUM	Conformant
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Ming Li Jia smelt Metal Factory	CHINA	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Conformant

Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Conformant
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Non Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Phoenix Metal Ltd.	RWANDA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Non Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Kudai Tin	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Putra Karya	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Justindo	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	PT Masbro Alam Stania	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Graha Raya	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT O.M. Indonesia	INDONESIA	Conformant

Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Seirama Tin Investment	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Conformant
Tin	PT Timah Tbk	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	PT Wahana Perkit Jaya	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rian Resources SDN. BHD.	MALAYSIA	Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Conformant
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA	Conformant
Tin	Shangrao Xuri Smelting Factory	CHINA	Conformant
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	Conformant
Tin	Shenzhen Yi Cheng Industrial	CHINA	Conformant
Tin	Sichuan Guanghan Jiangnan	CHINA	Conformant
Tin	Sigma Tin Alloy Co., Ltd.	CHINA	Conformant
Tin	Sizer Metals PTE Ltd	SINGAPORE	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Solder Court Ltd.	CHINA	Conformant
Tin	Spectro Alloys Corp.	UNITED STATES OF AMERICA	Conformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA	Conformant

Tin	Tai Perng	INDONESIA	Conformant
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA	Conformant
Tin	Taiwan Huanliang	TAIWAN	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thailand Mine Factory	THAILAND	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Three green surface technology limited company	CHINA	Conformant
Tin	Tianshui Ling Bo Technology Co., Ltd.	CHINA	Conformant
Tin	TIN PLATING GEJIU	CHINA	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	TONG LONG	CHINA	Conformant
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA	Conformant
Tin	TRATHO Metal Quimica	BRAZIL	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Conformant
Tin	Ultracore Co., Ltd.	THAILAND	Conformant
Tin	Valcambi S.A.	SWITZERLAND	Conformant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Non Conformant
Tin	WANG TING	CHINA	Conformant
Tin	WELLEY	TAIWAN	Conformant
Tin	Westmetall GmbH & Co. KG	GERMANY	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Woodcross Smelting Company Limited	UGANDA	Conformant
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA	Conformant
Tin	WUXI YUNXI SANYE SOLDER FACTORY	CHINA	Conformant
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	Conformant
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA	Conformant

Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	Conformant
Tin	XURI	CHINA	Conformant
Tin	Yifeng Tin	CHINA	Conformant
Tin	Yiquan Manufacturing	CHINA	Conformant
Tin	Yuecheng Tin Co., Ltd.	CHINA	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Chengo Electric Smelting Plant	CHINA	Conformant
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	Conformant
Tin	Yunnan Geiju Smelting Corp.	CHINA	Conformant
Tin	Yunnan Industrial Co., Ltd.	CHINA	Conformant
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA	Conformant
Tin	Zhuhai Horyison Solder Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Conformant
Tungsten	Artek LLC	RUSSIAN FEDERATION	Non Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd	VIET NAM	Conformant
Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Conformant
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	GANZHOU HONGFEI MATERIALS CO.,LTD.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Hitachi Metals, Ltd.,Yasugi Works	JAPAN	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Non Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Non Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Non Conformant
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	Conformant
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	Conformant
Tungsten	LLC Vostok	RUSSIAN FEDERATION	Non Conformant
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA	Conformant
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Materion	UNITED STATES OF AMERICA	Conformant
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA	Conformant
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Non Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	Conformant
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Non Conformant
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Non Conformant

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Non Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Plansee Composite Materials GmbH	GERMANY	Conformant
Tungsten	Plansee SE Liezen	AUSTRIA	Conformant
Tungsten	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tungsten	PT Timah (Persero), Tbk	INDONESIA	Conformant
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant
Tungsten	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Tungsten	TaeguTec	KOREA, REPUBLIC OF	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Thaisarco	THAILAND	Conformant
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Non Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	Conformant
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	Conformant
Tungsten	Zhuzhou Cement Carbide	CHINA	Conformant
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Conformant